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                                                                    EXHIBIT 11.1


                              CONNETICS CORPORATION
                STATEMENTS RE: COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                         JUNE 30,                       JUNE 30,
                                                                 ------------------------        ------------------------
                                                                    1997            1996            1997           1996
                                                                 --------        --------        --------        --------
HISTORICAL
Weighted average shares of common stock outstanding                10,009           7,380           9,543           6,085
                                                                 --------        --------        --------        --------
Total shares used in computing net loss per share                  10,009           7,380           9,543           6,085
                                                                 ========        ========        ========        =========
Net loss                                                         $ (8,804)       $ (3,771)       $(16,361)       $ (7,216)
Convertible preferred stock, Series A preferred dividends             (35)              -             (81)              -
                                                                 --------        --------        --------        --------
NET LOSS USED IN COMPUTING NET LOSS PER SHARE                    $ (8,839)       $ (3,771)       $(16,442)       $ (7,216)
                                                                 ========        ========        ========        =========

HISTORICAL NET LOSS PER SHARE                                    $  (0.88)       $  (0.51)       $  (1.72)       $  (1.19)
                                                                 ========        ========        ========        =========